     As filed with the Securities and Exchange Commission on March 18, 1997

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            PACIFIC BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                               93-1211114
      (State or other jurisdiction of                  (I.R.S Employer
      incorporation or organization)                Identification Number)

                              1370 Reynolds Avenue
                            Irvine, California 92614
                    (Address of principal executive offices)

                               -------------------

                            Pacific Biometrics, Inc.
                            1996 Stock Incentive Plan
                            (Full title of the plan)

                               -------------------

   Paul G. Kanan                                     Copy to:
   President & CEO                                   Neil S. Belloff, Esq.
   1370 Reynolds Avenue                              Rosenman & Colin LLP
   Irvine, California 92614                          575 Madison Avenue
   (714) 263-9933                                    New York, New York 10022
   (Name, address and telephone                      (212) 940-8800
   number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
Title of                          Proposed maximum  Proposed maximum    Amount of
securities to      Amount to be   offering price    aggregate offering  registration
be registered       registered    per share*        price*              fee
------------------------------------------------------------------------------------
Common Stock, par
  value $0.01 per
  share......       1,000,000       $2.625          $2,625,000           $795.46
------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(h), upon the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq Stock Market on March 13, 1997.

                               -------------------

     The Exhibit Index required by Item 601 of Regulation S-B is located at page 7 of the sequential numbering system appearing in the manually signed copy of this Registration Statement, totalling 11 pages, filed with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Pacific Biometrics, Inc. (the "Company") filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Commission") on September 6, 1996 (File No. 333-11551), such Registration Statement being amended on October 11, 1996 and October 29, 1996 (collectively, the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act"). The Registration Statement was declared effective on October 29, 1996 and is incorporated herein by reference. All capitalized terms used herein which are not defined shall have the meanings given to them in the Registration Statement.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post- effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of the Company provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the corporation's request, and empowers a corporation to advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the corporation's request.

ITEM 8. EXHIBITS

Exhibit No.     Description
-----------     -----------
  4(a)    - Pacific Biometrics, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registration Statement).

  4(b)    - Certificate of Incorporation (incorporated by reference to Exhibit
            3.1 to the Registration Statement).

  4(c)    - By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

* 5       - Opinion of Rosenman & Colin LLP.

*23(a)    - Consent of Coopers & Lybrand L.L.P.

*23(b)    - Consent of Rosenman & Colin LLP (included in Exhibit 5).

*24       - Power of Attorney (included on page II-5)

------------
* Filed herewith

ITEM 9. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California, on this 14th day of March, 1997.

                                       PACIFIC BIOMETRICS, INC.

                                       By s/Paul G. Kanan

                                          Paul G. Kanan
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul G. Kanan, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                          Date
     ---------                        -----                          ----
 s/Ellen Rudnick        Chairman of the Board of Directors       March 14, 1997
  Ellen Rudnick

 s/Paul G. Kanan        President, Chief Executive Officer       March 14, 1997
  Paul G. Kanan          and Director

 s/Peter Ludlum         Vice President, Chief Financial          March 14, 1997
  Peter Ludlum           Officer and Principal Accounting
                         Officer

 s/Douglas Harrington   Secretary and Director                   March 14, 1997
  Douglas Harrington

 s/Mary L. Campbell     Director                                 March 14, 1997
  Mary L. Campbell

 s/Craig M. Goldstone   Director                                 March 14, 1997
  Craig M. Goldstone

 s/Terry Giles          Director                                 March 14, 1997
  Terry Giles

                                  EXHIBIT INDEX

Document                                                           Page Number
--------                                                           -----------
 5    - Opinion of Rosenman & Colin LLP.                                 9

23(a) - Consent of Coopers & Lybrand L.L.P.                             11

23(b) - Consent of Rosenman & Colin LLP (included in Exhibit 5)

24    - Power of Attorney (included on page II-5)